Exhibit 99.1
January 31, 2020

BBVA USA reports fourth quarter and full-year 2019 results

•	Revenue: Total revenue decreases 6 percent in the quarter driven by decline in net interest income while full-year revenue posts 1 percent increase fueled by solid noninterest income growth

•
Efficiency: Focus on expense management results in 2 percent increase in noninterest expenses both in the quarter and for the full year of 2019; combined with revenue growth results in record operating income[1] for the year at $1.3 billion, an increase of 3 percent

•
Goodwill impairment: Annual impairment test results in $470 million non-cash write-down of goodwill primarily as a result of the negative evolution of interest rates, particularly in the second half of 2019

•
Credit quality: Nonperforming loan ratio drops for third consecutive quarter to 1.06 percent while coverage ratio rises to 136 percent. Net charge-offs show improvement from the preceding two quarters and allowance to loans ratio remains stout at 1.44 percent

•	Capital and liquidity: CET1 ratio[2] rises 49 basis points to 12.49 percent while the Liquidity Coverage Ratio (LCR) was 145 percent. Goodwill impairment has no impact on regulatory capital or liquidity

BBVA USA Bancshares, Inc., a Sunbelt-based bank holding company (BBVA USA), reported today a net loss of $331 million for the fourth quarter of 2019. Included in fourth quarter 2019 results is goodwill impairment (non-cash charge) totaling $470 million. Excluding the impact of this non-cash charge, adjusted net income1 for the quarter was $139 million, a 29 percent decrease from the $196 million earned in the fourth quarter of 2018. Return on average assets and return on average tangible equity1 for the fourth quarter of 2019 were (1.37) percent and (14.46) percent, respectively. On an adjusted basis, return on average assets1 was 0.58 percent and return on average tangible equity1 was 6.09 percent.

Net income for the full-year of 2019 totaled $153 million. Excluding the impact of the non-cash charge, adjusted net income1 was $623 million, an 18 percent decrease from the $763 million earned for the full-year of 2018. Return on average assets and return on average tangible equity1 for the full-year of 2019 were 0.16 percent and 1.73 percent, respectively. On an adjusted basis, return on average assets1 was 0.66 percent and return on average tangible equity1 was 7.03 percent.

The following table summarizes the impact of the goodwill impairment charge on fourth quarter and full-year 2019 results.

Impact of Goodwill Impairment
Dollars in thousands (unaudited)
				Full Year
	4Q19	4Q18	% Change	2019	2018	% Change
Net Income (Loss):
As reported	$(330,705)	$195,826	NM %	$153,407	$763,429	(80)%
Adjusted[1]	139,295	195,826	(29)	623,407	763,429	(18)

ROA:
As reported	(1.37)%	0.85%		0.16%	0.85%
Adjusted[1]	0.58	0.85		0.66	0.85

ROTE:[1]
As reported	(14.46)%	9.27%		1.73%	9.28%
Adjusted	6.09	9.27		7.03	9.28

“Despite the challenging interest rate environment, we were able to post positive revenue growth, control expenses and achieve record operating income1 of $1.3 billion in 2019,” said Javier Rodríguez Soler, president and CEO of BBVA USA. “While fourth quarter results were impacted by goodwill impairment caused by the decline in interest rates, this non-cash charge had no impact on our liquidity position, regulatory capital ratios, and the operations of our company or our ability to meet our customers’ needs.”
“As we look ahead, we are encouraged by the positive momentum experienced in the fourth quarter in terms of loan and deposit growth. Our digital transformation efforts also met with continued success and our mobile banking capabilities received further accolades, including recognition as an industry leader. Continuing to enhance our product offerings to meet our customers’ needs while striving to deliver an amazing customer experience are key components to our plans in the year ahead.”
Total revenue for the quarter was $896 million, down 6 percent from fourth quarter 2018 levels primarily as a result of a 9 percent decrease in net interest income offset, in part, by a 1 percent increase in noninterest income. The percent net interest margin in the fourth quarter of 2019 was 2.96 percent compared to 3.37 percent in the fourth quarter of 2018. For the full-year of 2019 total revenue (excluding securities gains) totaled $3.7 billion, up 1 percent from the prior year, as net interest income increased less than 1 percent and noninterest income (excluding securities gains) increased 5 percent. The percent net interest margin for 2019 was 3.17 percent compared to 3.30 percent for the full-year of 2018.
Noninterest income for the quarter totaled $273 million, a 1 percent increase from the fourth quarter of 2018. For the full-year of 2019, noninterest income (excluding securities gains) totaled $1.1 billion, up 5 percent from the full-year of 2018. Most of our fee-based business experienced positive growth including, card and merchant processing fees (+13 percent), investment banking and advisory fees (+8 percent), money transfer income (+8 percent), service charges on deposit accounts (+6 percent), mortgage banking income (+5 percent), asset management fees (+4 percent) and investment services sales fees (+2 percent). Gains on the sales of investment securities in 2019 totaled $30 million.
Maintaining strong expense controls continued to be a key area of strength during the year. Total noninterest expense, excluding the non-cash charge, during the quarter increased a modest 2 percent compared to a year ago and for the full-year of 2019 total noninterest expense, excluding goodwill impairment, was also up a modest 2 percent. The increase in revenue and focus on expense management resulted in record operating income1 for the year of $1.3 billion, a 3 percent increase over that obtained in the full-year of 2018.
Total loans at the end of the fourth quarter of 2019 were $64.1 billion, down 2 percent from $65.3 billion at the end of the fourth quarter of 2018. During the second quarter of 2019, approximately $1.1 billion of commercial loans held for sale were sold. Adjusting for the sale of these loans, the year-over-year decrease in total loans was less than 1 percent. While overall loan growth in the year was muted, during the fourth quarter total loans were up 4 percent (annualized) compared to third quarter 2019 levels.
Total deposits at the end of the fourth quarter of 2019 were $75.0 billion, a 4 percent increase from the $72.2 billion at the end of the fourth quarter of 2018 and an increase of 8 percent (annualized) on a linked quarter basis. Growth in lower cost deposits outpaced overall deposit growth with interest bearing transaction accounts (savings, money market and interest bearing checking accounts) up 13 percent compared to a year ago. At the same time, noninterest bearing deposits grew 8 percent compared to a year ago, while growth on a linked quarter basis was even more robust at 16 percent (annualized).The loan to deposit ratio ended the quarter at 85.43 percent compared to 90.42 percent at the end of 2018, and the LCR was 145 percent compared to 143 percent a year ago.
Nonperforming loans as a percentage of total loans ended the quarter at 1.06 percent compared to 1.14 percent at the end of the third quarter of 2019 and 1.24 percent at the end of the fourth quarter of 2018. Net charge-offs as a percentage of average total loans were 87 basis points in the quarter compared to 110 basis points in the third quarter of 2019 and 68 basis points in the fourth quarter of 2018. For the full-year of 2019, net charge-offs as a percentage of average total loans was 88 basis points compared to 51 basis points for the full-year 2018.
Provision expense in the quarter was $120 million compared to $141 million in the third quarter of 2019 and $122 million in the fourth quarter of 2018. The allowance for loan losses as a percentage of total loans ended the quarter at 1.44 percent compared to 1.49 percent at the end of the third quarter of 2019 and 1.36 percent at the end of the fourth quarter of 2018. The coverage ratio of nonperforming loans was 136 percent at the end of the quarter compared to 131 percent at the end of the third quarter of 2019 and 109 percent at the end of the fourth quarter of 2018.
Total shareholder’s equity at the end of the fourth quarter of 2019 totaled $13.4 billion, a 1 percent decrease from $13.5 billion at the end of the fourth quarter of 2018. The CET1 ratio2 stood at 12.49 percent at the end of the fourth quarter of 2019, down 40 basis points from the end of the third quarter of 2019 and up 49 basis points from the end of the fourth quarter of 2018. The decrease in shareholder’s equity primarily reflects dividend payments to its sole shareholder offset, in part, by an increase in retained earnings and accumulated other comprehensive income. The decrease in the CET1 ratio2 on a linked quarter basis primarily reflects a dividend payment during the quarter as goodwill impairment had no impact on regulatory capital and regulatory capital ratios.

During the fourth quarter, Business Insider named BBVA USA as a leader in its Business Insider Intelligence 2019 Mobile Banking Competitive Edge study, the third year the financial and business news company has conducted the proprietary research and the second year BBVA USA has been evaluated. BBVA USA was one of just five banks named as an overall leader in the research, which evaluated the banking features of the top 20 US banks. BBVA USA’s mobile offering garnered the designation of Leader in Offering Desirable Mobile Banking Features, a title reserved for the top five. The bank's mobile app also came in first in the sub-categories of Account Management and Transfers, with titles that include Most Desirable Mobile Banking Features for Account Management and Most Desirable Mobile Banking Features for Transfers, respectively.
BBVA USA also pledged to put nearly $15.5 billion in lending, investments and services toward supporting low- and moderate-income individuals and neighborhoods in the US over the next six years, renewing its 2014 5-year $11 billion commitment to boost economic development across all the communities in its footprint.
Over the next six years, the bank plans to originate $3 billion in mortgage loans to low- and moderate-income (LMI) homebuyers and in LMI neighborhoods, nearly $7.3 billion in small business lending, $4 billion in community development lending, and to make more than $1.1 billion in community development investments. The plan was developed with input from stakeholders on the bank's 20-member advisory board, established in 2014 to provide input, guidance and feedback on its community giving initiatives.
________________________
1 Operating income, adjusted net income, return on average tangible equity, adjusted return on average assets and adjusted return on average tangible equity are Non-GAAP financial measures we believe aid in understanding certain areas of our performance. The calculation of these measures is included on the page titled Non-GAAP Reconciliation.
2 Regulatory capital ratios at December 31, 2019, are estimated.

Contact Details:
Christina Anderson	Ed Bilek
External Communications	Investor Relations
Tel. 205.524.5214	Tel. 205.297.3331
christina.anderson@bbva.com	ed.bilek@bbva.com

For more BBVA news visit, www.bbva.com and the U.S. Newsroom.
Additional news updates can be found via Twitter and Instagram.
For more financial information about BBVA in the U.S., visit bbvausa.investorroom.com.
About BBVA
BBVA Group
BBVA (NYSE: BBVA) is a customer-centric global financial services group founded in 1857. The Group has a strong leadership position in the Spanish market and is the largest financial institution in Mexico. It has leading franchises in South America and the Sunbelt Region of the United States. It is also the leading shareholder in Turkey’s BBVA Garanti. BBVA’s purpose is to bring the age of opportunities to everyone, based on our customers’ real needs: provide the best solutions, helping them make the best financial decisions, through an easy and convenient experience. The institution rests in solid values: Customer comes first, we think big and we are one team. BBVA’s responsible banking model aspires to achieve a more inclusive and sustainable society.

On March 28, 2019, BBVA filed its annual report on Form 20-F for the year ended December 31, 2018, with the U.S. Securities and Exchange Commission. A copy can be accessed on the BBVA website at https://shareholdersandinvestors.bbva.com/the-share/adrs-english/. Holders of BBVA’s American Depositary Receipts (ADRs) may request a hard copy of the Form 20-F for the year ended December 31, 2018, including complete audited financial statements, free of charge. To request a copy, contact Ed Bilek at ed.bilek@bbva.com.

BBVA USA
In the U.S., BBVA is a Sunbelt-based financial institution that operates 641 branches, including 330 in Texas, 89 in Alabama, 63 in Arizona, 61 in California, 44 in Florida, 37 in Colorado and 17 in New Mexico. The bank ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (6th). In the U.S., BBVA has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 8th nationally in terms of dollar volume of SBA loans originated in fiscal year 2018.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements about BBVA USA Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2019, as updated by our subsequent SEC filings.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended December 31,		%	Years Ended December 31,		%
	2019	2018	Change	2019	2018	Change
EARNINGS SUMMARY
Net interest income	$623,154	$682,188	(9)	$2,607,033	$2,606,578	—
Noninterest income [a]	272,584	270,606	1	1,105,983	1,056,909	5
Total revenue [a]	895,738	952,794	(6)	3,713,016	3,663,487	1
Investment securities gain, net	—	—	—	29,961	—	NM
Provision for loan losses	119,505	122,147	(2)	597,444	365,420	63
Goodwill impairment	470,000	—	NM	470,000	—	NM
Noninterest expense	616,906	601,992	2	2,396,080	2,349,960	2
Pretax (loss) income	(310,673)	228,655	NM	279,453	948,107	(71)
Income tax expense	20,032	32,829	(39)	126,046	184,678	(32)
Net (loss) income	$(330,705)	$195,826	NM	$153,407	$763,429	(80)
Adjusted net income [b]	$139,295	$195,826	(29)	$623,407	$763,429	(18)

SELECTED RATIOS
Return on average assets	(1.37)%	0.85%		0.16%	0.85%
Return on average assets- adjusted [b]	0.58	0.85		0.66	0.85
Return on average tangible equity [b]	(14.46)	9.27		1.73	9.28
Return on average tangible equity- adjusted [b]	6.09	9.27		7.03	9.28
Efficiency ratio [b]	67.92	62.31		63.64	63.24
Average common equity to average assets	14.44	14.41		14.46	14.52
Average loans to average total deposits	86.29	91.88		88.04	90.89
Common equity tier 1 capital (CET1) [c]	12.49	12.00		12.49	12.00
Tier I capital ratio [c]	12.83	12.33		12.83	12.33
Total capital ratio [c]	14.98	14.49		14.98	14.49
Leverage ratio [c]	9.70	10.03		9.70	10.03
[a] Excludes net gain on sales of investment securities.
[b] Non-GAAP measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.
[c] Current period regulatory capital ratios are estimated.
NM = Not meaningful

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Average for Three Months			Average for Year			Ending Balance
	Ended December 31,		%	Ended December 31,		%	December 31,		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change
BALANCE SHEET HIGHLIGHTS
Total loans	$63,956,453	$65,287,838	(2)	$64,275,473	$63,761,869	1	$64,058,915	$65,255,320	(2)
Total debt securities	13,792,727	13,614,503	1	13,725,672	13,406,533	2	14,032,351	13,866,829	1
Earning assets	85,135,405	81,661,049	4	83,839,035	80,237,817	4	84,712,261	81,831,522	4
Total assets	95,754,954	91,337,365	5	94,293,422	89,576,037	5	93,603,347	90,947,174	3
Noninterest bearing demand deposits	21,288,781	20,825,633	2	20,631,434	21,167,441	(3)	21,850,216	20,183,876	8
Interest bearing transaction accounts	39,773,454	34,783,054	14	37,595,208	34,197,814	10	41,081,638	36,277,316	13
Total transaction accounts	61,062,235	55,608,687	10	58,226,642	55,365,255	5	62,931,854	56,461,192	11
Total deposits	74,122,266	71,057,556	4	73,007,106	70,149,887	4	74,985,283	72,167,987	4
Shareholder's equity	14,090,315	13,420,931	5	13,894,163	13,266,930	5	13,386,589	13,512,529	(1)

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	2019				2018
	December 31	September 30	June 30	March 31	December 31
NONPERFORMING ASSETS
Nonaccrual loans [a]	$606,843	$653,242	$732,696	$806,644	$751,486
Loans 90 days or more past due [b]	71,126	67,869	64,337	63,880	59,549
TDRs 90 days or more past due	414	588	304	370	411
Total nonperforming loans [a]	678,383	721,699	797,337	870,894	811,446
Foreclosed real estate	20,833	17,381	13,752	14,983	16,869
Other repossessed assets	10,930	17,584	13,040	11,225	12,031
Total nonperforming assets	$710,146	$756,664	$824,129	$897,102	$840,346

TDRs accruing and past due less than 90 days	$97,901	$97,218	$112,383	$111,671	$109,190

Total nonperforming loans as a % of loans	1.06%	1.14%	1.26%	1.34%	1.24%
Total nonperforming assets as a % of total loans, foreclosed real estate, and other repossessed assets	1.11	1.19	1.30	1.38	1.29
[a] Includes loans held for sale.
[b] Excludes loans classified as troubled debt restructurings (TDRs).

	Three Months Ended
	2019				2018
	December 31	September 30	June 30	March 31	December 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$942,191	$977,660	$966,022	$885,242	$875,393
Net charge-offs (NCO)	140,703	176,098	143,380	101,512	112,298
Provision for loan losses	119,505	140,629	155,018	182,292	122,147
Balance at end of period	$920,993	$942,191	$977,660	$966,022	$885,242

Allowance for loan losses as a % of total loans	1.44%	1.49%	1.54%	1.52%	1.36%
Allowance for loan losses as a % of nonperforming loans [c]	135.76	130.55	122.62	110.92	109.09
Allowance for loan losses as a % of nonperforming assets [c]	129.69	124.52	118.63	107.68	105.34

Annualized as a % of average loans:
NCO - QTD	0.87	1.10	0.90	0.63	0.68
NCO - YTD	0.88	0.88	0.77	0.63	0.51
[c] Includes loans held for sale that are on nonaccrual status.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended December 31,
	2019			2018
	Average Balance	Income/Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$63,956,453	$749,428	4.65%	$65,287,838	$799,829	4.86%
Debt securities available for sale [a]	7,223,333	33,333	1.83	11,186,986	59,029	2.09
Debt securities held to maturity	6,576,786	44,207	2.67	2,740,315	21,376	3.09
Other earning assets [b]	7,386,225	41,241	2.22	2,758,708	20,044	2.88
Total earning assets [a]	85,142,797	868,209	4.05	81,973,847	900,278	4.36
Allowance for loan losses	(944,773)			(886,426)
Unrealized loss on debt securities available for sale	(7,392)			(312,798)
Other assets	11,564,322			10,562,742
Total assets	$95,754,954			$91,337,365

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing demand deposits	$9,329,342	$23,648	1.01	$7,963,379	$15,349	0.76
Savings and money market accounts	30,444,112	93,114	1.21	26,819,675	72,530	1.07
Certificates and other time deposits	13,060,031	72,583	2.20	15,448,869	75,843	1.95
Total interest bearing deposits	52,833,485	189,345	1.42	50,231,923	163,722	1.29
FHLB and other borrowings	3,701,993	31,263	3.35	4,664,076	36,573	3.11
Federal funds purchased and securities sold under agreement to repurchase [b]	1,137,573	11,850	4.13	138,953	3,849	10.99
Other short-term borrowings	11,189	199	7.06	65,994	591	3.55
Total interest bearing liabilities	57,684,240	232,657	1.60	55,100,946	204,735	1.47
Noninterest bearing deposits	21,288,781			20,825,633
Other noninterest bearing liabilities	2,691,618			1,989,855
Total liabilities	81,664,639			77,916,434
Shareholder's equity	14,090,315			13,420,931
Total liabilities and shareholder's equity	$95,754,954			$91,337,365

Net interest income/ net interest spread		635,552	2.45%		695,543	2.89%
Net yield on earning assets			2.96%			3.37%

Total taxable equivalent adjustment		12,398			13,355

Net interest income		$623,154			$682,188
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Years Ended December 31,
	2019			2018
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$64,275,473	$3,144,471	4.89%	$63,761,869	$2,960,170	4.64%
Debt securities available for sale [a]	8,520,287	168,031	1.97	11,390,313	222,627	1.95
Debt securities held to maturity	5,281,585	149,505	2.83	2,298,737	67,347	2.93
Other earning assets [b]	5,837,890	148,187	2.54	3,069,415	66,792	2.18
Total earning assets [a]	83,915,235	3,610,194	4.30	80,520,334	3,316,936	4.12
Allowance for loan losses	(950,306)			(859,475)
Unrealized loss on debt securities available for sale	(76,200)			(282,517)
Other assets	11,404,693			10,197,695
Total assets	$94,293,422			$89,576,037

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing demand deposits	$9,048,948	95,709	1.06	$7,950,561	48,599	0.61
Savings and money market accounts	28,546,260	354,286	1.24	26,247,253	224,009	0.85
Certificates and other time deposits	14,780,464	328,161	2.22	14,784,632	244,682	1.65
Total interest bearing deposits	52,375,672	778,156	1.49	48,982,446	517,290	1.06
FHLB and other borrowings	3,968,094	136,164	3.43	4,095,054	130,372	3.18
Federal funds purchased and securities sold under agreement to repurchase [b]	857,922	36,736	4.28	109,852	8,953	8.15
Other short-term borrowings	14,963	567	3.79	68,423	2,081	3.04
Total interest bearing liabilities	57,216,651	951,623	1.66	53,255,775	658,696	1.24
Noninterest bearing deposits	20,631,434			21,167,441
Other noninterest bearing liabilities	2,551,174			1,885,891
Total liabilities	80,399,259			76,309,107
Shareholder's equity	13,894,163			13,266,930
Total liabilities and shareholder's equity	$94,293,422			$89,576,037

Net interest income/ net interest spread		2,658,571	2.64%		2,658,240	2.88%
Net yield on earning assets			3.17%			3.30%

Total taxable equivalent adjustment		51,538			51,662

Net interest income		$2,607,033			$2,606,578
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Year Ended			Three Months Ended
	December 31,		%	2019				2018
	2019	2018	Change	December 31	September 30	June 30	March 31	December 31
NONINTEREST INCOME
Service charges on deposit accounts	$250,367	$236,673	6	$64,585	$65,143	$61,731	$58,908	$61,606
Card and merchant processing fees	197,547	174,927	13	50,805	50,385	50,355	46,002	46,982
Investment services sales fees	115,446	112,652	2	28,130	29,287	31,333	26,696	24,476
Investment banking and advisory fees	83,659	77,684	8	15,720	28,324	20,758	18,857	15,286
Money transfer income	99,144	91,681	8	25,871	26,020	25,272	21,981	23,632
Asset management fees	45,571	43,811	4	11,532	11,405	11,867	10,767	10,909
Corporate and correspondent investment sales	38,561	51,675	(25)	14,263	11,799	5,607	6,892	10,774
Mortgage banking income	28,059	26,833	5	9,048	8,204	5,870	4,937	3,755
Bank owned life insurance	17,479	17,822	(2)	4,584	3,508	4,803	4,584	4,635
Other	230,150	223,151	3	48,046	66,241	66,685	49,178	68,551
	1,105,983	1,056,909	5	272,584	300,316	284,281	248,802	270,606
Investment securities gains, net	29,961	—	NM	—	21,003	—	8,958	—
Total noninterest income	$1,135,944	$1,056,909	7	$272,584	$321,319	$284,281	$257,760	$270,606

NONINTEREST EXPENSE
Salaries, benefits and commissions	$1,181,934	$1,154,791	2	$297,823	$295,092	$296,303	$292,716	$285,820
Professional services	292,926	277,154	6	82,343	72,903	73,784	63,896	79,529
Equipment	256,766	257,565	—	64,826	63,908	62,638	65,394	66,806
Net occupancy	166,600	166,768	—	43,302	42,241	40,116	40,941	41,161
Money transfer expense	68,224	62,138	10	17,951	18,005	17,290	14,978	15,995
Marketing	55,164	48,866	13	12,888	15,471	16,412	10,393	15,884
Communications	21,782	30,582	(29)	5,179	5,469	5,733	5,401	9,241
Other	352,684	352,096	—	92,594	85,798	86,038	88,254	87,556
	2,396,080	2,349,960	2	616,906	598,887	598,314	581,973	601,992
Goodwill impairment	470,000	—	NM	470,000	—	—	—	—
Total noninterest expense	$2,866,080	$2,349,960	22	$1,086,906	$598,887	$598,314	$581,973	$601,992

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Year Ended		Three Months Ended
	December 31,		2019				2018
	2019	2018	December 31	September 30	June 30	March 31	December 31
NON-GAAP RECONCILIATION

Computation of Operating Income:
Net interest income (GAAP)	$2,607,033	$2,606,578	$623,154	$641,041	$659,749	$683,089	$682,188
Plus: noninterest income (GAAP)	1,135,944	1,056,909	272,584	321,319	284,281	257,760	270,606
Less: noninterest expense (GAAP)	2,866,080	2,349,960	1,086,906	598,887	598,314	581,973	601,992
Plus: goodwill impairment (GAAP)	470,000	—	470,000	—	—	—	—
Operating income (non-GAAP)	$1,346,897	$1,313,527	$278,832	$363,473	$345,716	$358,876	$350,802

Computation of Average Tangible Equity:
Total stockholder's equity (average) (GAAP)	$13,894,163	$13,266,930	$14,090,315	$14,056,939	$13,782,011	$13,640,655	$13,420,931
Less: goodwill and other intangibles (average) (GAAP)	5,026,723	5,039,974	5,016,935	5,023,480	5,031,129	5,035,591	5,039,847
Average tangible equity (non-GAAP) [B]	$8,867,440	$8,226,956	$9,073,380	$9,033,459	$8,750,882	$8,605,064	$8,381,084
Net income (loss) (GAAP) [A]	$153,407	$763,429	$(330,705)	$182,945	$160,186	$140,981	$195,826
Return on average tangible equity (non-GAAP) ([A]/[B], annualized)	1.73%	9.28%	(14.46)%	8.03%	7.34%	6.64%	9.27%

Computation of Adjusted Net Income, Return on Average Assets and Return on Average Tangible Equity:
Net income (loss) (GAAP)	$153,407	$763,429	$(330,705)	$182,945	$160,186	$140,981	$195,826
Plus: goodwill impairment (GAAP)	470,000	—	470,000	—	—	—	—
Adjusted net income (non-GAAP) [C]	$623,407	$763,429	$139,295	$182,945	$160,186	$140,981	$195,826
Average assets (GAAP) [D]	$94,293,422	$89,576,037	$95,754,954	$94,942,456	$93,452,839	$92,985,876	$91,337,365
Return on average assets - adjusted (non-GAAP) ([C]/[D], annualized)	0.66%	0.85%	0.58%	0.76%	0.69%	0.61%	0.85%
Return on average tangible equity - adjusted (non-GAAP) ([C]/[B], annualized)	7.03	9.28	6.09	8.03	7.34	6.64	9.27

Computation of Efficiency Ratio:
Noninterest expense (GAAP)	$2,866,080	$2,349,960	$1,086,906	$598,887	$598,314	$581,973	$601,992
Less: securities and goodwill impairment (GAAP)	470,215	592	470,102	—	113	—	—
Total expense (GAAP) [E]	$2,395,865	$2,349,368	$616,804	$598,887	$598,201	$581,973	$601,992
Net interest income, taxable equivalent basis	$2,658,571	$2,658,240	$635,552	$653,926	$672,807	696,286	$695,543
Plus: noninterest income (GAAP)	1,135,944	1,056,909	272,584	321,319	284,281	257,760	270,606
Less: investment securities gains, net (GAAP)	29,961	—	—	21,003	—	8,958	—
Total revenue [F]	$3,764,554	$3,715,149	$908,136	$954,242	$957,088	$945,088	$966,149
Efficiency ratio (non-GAAP) ([E/[F])	63.64%	63.24%	67.92%	62.76%	62.50%	61.58%	62.31%

BBVA USA BANCSHARES, INC. SUPPLEMENTAL LOAN PORTFOLIO INFORMATION (Unaudited) (In Thousands)

	At or Quarter Ended December 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$29,273	$16,462	$6,692	$268,288	$1,456	$24,110,067	$24,432,238	$37,788
Real estate – construction	7,603	2	571	8,041	72	2,012,393	2,028,682	(126)
Commercial real estate – mortgage	5,325	5,458	6,576	98,077	3,414	13,742,628	13,861,478	(285)
Residential real estate – mortgage	72,571	21,909	4,641	147,337	57,165	13,230,331	13,533,954	107
Equity lines of credit	15,766	6,581	1,567	38,113	—	2,530,653	2,592,680	857
Equity loans	2,856	1,028	195	8,651	23,770	208,468	244,968	137
Credit card	11,275	9,214	22,796	—	—	959,080	1,002,365	16,760
Consumer – direct	33,658	20,703	18,358	6,555	12,438	2,246,430	2,338,142	58,190
Consumer – indirect	83,966	28,430	9,730	31,781	—	3,758,443	3,912,350	27,275
Total loans	$262,293	$109,787	$71,126	$606,843	$98,315	$62,798,493	$63,946,857	$140,703
Loans held for sale	$—	$—	$—	$—	$—	$112,058	$112,058	$—

	At or Quarter Ended September 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$30,779	$24,036	$11,179	$301,021	$1,552	$24,314,563	$24,683,130	$69,942
Real estate – construction	3,831	185	532	1,616	76	1,999,107	2,005,347	(59)
Commercial real estate – mortgage	13,939	41	2,375	110,632	3,492	12,943,694	13,074,173	2,250
Residential real estate – mortgage	74,796	22,329	4,778	153,078	60,537	13,187,809	13,503,327	1,280
Equity lines of credit	11,088	4,616	2,072	36,879	—	2,563,457	2,618,112	431
Equity loans	2,452	978	524	8,728	24,789	225,973	263,444	(59)
Credit card	10,372	8,092	20,037	—	—	897,646	936,147	16,398
Consumer – direct	35,762	23,075	17,773	7,348	7,360	2,297,040	2,388,358	63,992
Consumer – indirect	81,075	26,294	8,599	33,940	—	3,698,625	3,848,533	21,923
Total loans	$264,094	$109,646	$67,869	$653,242	$97,806	$62,127,914	$63,320,571	$176,098
Loans held for sale	$—	$—	$—	$—	$—	$134,314	$134,314	$—

	At or Quarter Ended June 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$49,037	$8,246	$12,785	$389,779	$19,150	$24,373,659	$24,852,656	$45,916
Real estate – construction	3,159	114	532	2,097	107	1,976,637	1,982,646	(477)
Commercial real estate – mortgage	4,716	3,283	360	107,137	3,687	12,850,522	12,969,705	61
Residential real estate – mortgage	74,767	25,226	6,681	154,247	59,130	13,084,079	13,404,130	1,523
Equity lines of credit	12,604	7,972	3,394	35,356	—	2,613,504	2,672,830	371
Equity loans	2,549	788	224	9,361	25,361	237,495	275,778	194
Credit card	11,119	7,007	18,762	—	—	841,213	878,101	16,436
Consumer – direct	36,657	22,986	14,786	6,926	5,252	2,390,021	2,476,628	57,142
Consumer – indirect	77,523	21,908	6,813	27,793	—	3,665,042	3,799,079	22,214
Total loans	$272,131	$97,530	$64,337	$732,696	$112,687	$62,032,172	$63,311,553	$143,380
Loans held for sale	$—	$—	$—	$—	$—	$90,537	$90,537	$—

	At or Quarter Ended March 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$54,216	$17,813	$8,144	$461,029	$18,910	$24,721,818	$25,281,930	$4,743
Real estate – construction	13,582	1,707	533	1,298	111	1,928,116	1,945,347	(1,410)
Commercial real estate – mortgage	4,679	322	1,160	109,447	3,811	12,835,777	12,955,196	(27)
Residential real estate – mortgage	78,538	22,384	9,007	163,463	59,167	13,063,837	13,396,396	929
Equity lines of credit	15,355	4,035	1,471	34,999	—	2,660,447	2,716,307	575
Equity loans	2,920	1,050	34	9,840	26,188	248,137	288,169	(81)
Credit card	9,394	7,465	18,499	—	—	797,474	832,832	15,243
Consumer – direct	35,620	20,432	17,251	4,725	3,854	2,452,034	2,533,916	53,874
Consumer – indirect	78,610	24,600	7,781	21,843	—	3,674,618	3,807,452	27,666
Total loans	$292,914	$99,808	$63,880	$806,644	$112,041	$62,382,258	$63,757,545	$101,512
Loans held for sale	$—	$—	$—	$—	$—	$1,273,821	$1,273,821	$—

	At or Quarter Ended December 31, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$17,257	$11,784	$8,114	$400,389	$18,926	$26,105,849	$26,562,319	$38,786
Real estate – construction	218	8,849	544	2,851	116	1,984,959	1,997,537	(24)
Commercial real estate – mortgage	11,678	3,375	2,420	110,144	3,661	12,885,518	13,016,796	470
Residential real estate – mortgage	80,366	29,852	5,927	167,099	57,446	13,081,466	13,422,156	247
Equity lines of credit	14,007	5,109	2,226	37,702	—	2,688,173	2,747,217	(656)
Equity loans	3,471	843	180	10,939	26,768	256,413	298,614	(35)
Credit card	9,516	7,323	17,011	—	—	784,458	818,308	11,231
Consumer – direct	37,336	19,543	13,336	4,528	2,684	2,476,161	2,553,588	38,508
Consumer – indirect	100,434	32,172	9,791	17,834	—	3,609,788	3,770,019	23,771
Total loans	$274,283	$118,850	$59,549	$751,486	$109,601	$63,872,785	$65,186,554	$112,298
Loans held for sale	$—	$—	$—	$—	$—	$68,766	$68,766	$—

BBVA USA BANCSHARES, INC. BALANCE SHEET (Unaudited) (In Thousands)

	2019				2018
	December 31	September 30	June 30	March 31	December 31
Assets:
Cash and due from banks	$1,149,734	$1,117,458	$1,027,400	$1,143,541	$1,217,319
Federal funds sold, securities purchased under agreements to resell and interest bearing deposits	5,788,964	5,356,141	4,773,761	4,864,920	2,115,307
Cash and cash equivalents	6,938,698	6,473,599	5,801,161	6,008,461	3,332,626
Trading account assets	473,976	564,000	440,098	306,123	237,656
Debt securities available for sale	7,235,305	7,612,590	9,010,950	9,297,018	10,981,216
Debt securities held to maturity	6,797,046	6,334,634	4,912,483	4,575,041	2,885,613
Loans held for sale	112,058	134,314	90,537	1,273,821	68,766
Loans	63,946,857	63,320,571	63,311,553	63,757,545	65,186,554
Allowance for loan losses	(920,993)	(942,191)	(977,660)	(966,022)	(885,242)
Net loans	63,025,864	62,378,380	62,333,893	62,791,523	64,301,312
Premises and equipment, net	1,087,698	1,085,635	1,105,819	1,125,676	1,152,958
Bank owned life insurance	750,224	746,819	745,130	740,764	736,171
Goodwill	4,513,296	4,983,296	4,983,296	4,983,296	4,983,296
Other assets	2,669,182	2,600,820	2,760,678	2,740,863	2,267,560
Total assets	$93,603,347	$92,914,087	$92,184,045	$93,842,586	$90,947,174
Liabilities:
Deposits:
Noninterest bearing	$21,850,216	$21,019,303	$20,646,209	$20,403,716	$20,183,876
Interest bearing	53,135,067	52,550,139	51,942,601	53,976,592	51,984,111
Total deposits	74,985,283	73,569,442	72,588,810	74,380,308	72,167,987
FHLB and other borrowings	3,690,044	3,709,949	4,052,969	4,011,160	3,987,590
Federal funds purchased and securities sold under agreements to repurchase	173,028	117,421	191,739	188,024	102,275
Other short-term borrowings	—	45	2,067	30,975	—
Accrued expenses and other liabilities	1,368,403	1,415,612	1,477,737	1,504,582	1,176,793
Total liabilities	80,216,758	78,812,469	78,313,322	80,115,049	77,434,645
Shareholder’s Equity:
Preferred Stock	229,475	229,475	229,475	229,475	229,475
Common stock — $0.01 par value	2,230	2,230	2,230	2,230	2,230
Surplus	14,043,727	14,359,966	14,364,527	14,542,166	14,545,849
Retained deficit	(917,227)	(585,859)	(768,290)	(927,877)	(1,107,198)
Accumulated other comprehensive income (loss)	(1,072)	66,009	13,508	(148,135)	(186,848)
Total BBVA USA Bancshares, Inc. shareholder’s equity	13,357,133	14,071,821	13,841,450	13,697,859	13,483,508
Noncontrolling interests	29,456	29,797	29,273	29,678	29,021
Total shareholder’s equity	13,386,589	14,101,618	13,870,723	13,727,537	13,512,529
Total liabilities and shareholder’s equity	$93,603,347	$92,914,087	$92,184,045	$93,842,586	$90,947,174

BBVA USA BANCSHARES, INC. INCOME STATEMENTS (Unaudited) (In Thousands)

	Three Months Ended
	2019				2018
	December 31	September 30	June 30	March 31	December 31
Interest income:
Interest and fees on loans	$738,140	$771,245	$787,767	$800,488	$787,858
Interest on debt securities available for sale	33,333	36,051	45,125	53,522	59,028
Interest on debt securities held to maturity	43,097	38,893	33,313	29,495	19,993
Interest on trading account assets	1,326	487	601	539	704
Interest and dividends on other earning assets	39,915	46,528	35,823	22,968	19,340
Total interest income	855,811	893,204	902,629	907,012	886,923
Interest expense:
Interest on deposits	189,345	203,979	202,478	182,354	163,722
Interest on FHLB and other borrowings	31,263	32,975	34,300	37,626	36,573
Interest on federal funds purchased and securities sold under agreements to repurchase	11,850	15,137	6,002	3,747	3,849
Interest on other short-term borrowings	199	72	100	196	591
Total interest expense	232,657	252,163	242,880	223,923	204,735
Net interest income	623,154	641,041	659,749	683,089	682,188
Provision for loan losses	119,505	140,629	155,018	182,292	122,147
Net interest income after provision for loan losses	503,649	500,412	504,731	500,797	560,041
Noninterest income:
Service charges on deposit accounts	64,585	65,143	61,731	58,908	61,606
Card and merchant processing fees	50,805	50,385	50,355	46,002	46,982
Investment services sales fees	28,130	29,287	31,333	26,696	24,476
Investment banking and advisory fees	15,720	28,324	20,758	18,857	15,286
Money transfer income	25,871	26,020	25,272	21,981	23,632
Asset management fees	11,532	11,405	11,867	10,767	10,909
Corporate and correspondent investment sales	14,263	11,799	5,607	6,892	10,774
Mortgage banking income	9,048	8,204	5,870	4,937	3,755
Bank owned life insurance	4,584	3,508	4,803	4,584	4,635
Investment securities gains, net	—	21,003	—	8,958	—
Other	48,046	66,241	66,685	49,178	68,551
Total noninterest income	272,584	321,319	284,281	257,760	270,606
Noninterest expense:
Salaries, benefits and commissions	297,823	295,092	296,303	292,716	285,820
Professional services	82,343	72,903	73,784	63,896	79,529
Equipment	64,826	63,908	62,638	65,394	66,806
Net occupancy	43,302	42,241	40,116	40,941	41,161
Money transfer expense	17,951	18,005	17,290	14,978	15,995
Marketing	12,888	15,471	16,412	10,393	15,884
Communications	5,179	5,469	5,733	5,401	9,241
Goodwill impairment	470,000	—	—	—	—
Other	92,594	85,798	86,038	88,254	87,556
Total noninterest expense	1,086,906	598,887	598,314	581,973	601,992
Net (loss) income before income tax expense	(310,673)	222,844	190,698	176,584	228,655
Income tax expense	20,032	39,899	30,512	35,603	32,829
Net (loss) income	(330,705)	182,945	160,186	140,981	195,826
Less: net income attributable to noncontrolling interests	663	514	599	556	499
Net (loss) income attributable to BBVA USA Bancshares, Inc.	$(331,368)	$182,431	$159,587	$140,425	$195,327